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                                                                    EXHIBIT 5(a)

             [LETTERHEAD OF LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.]

                                 April 14, 2003



Public Service Company of Colorado
1225 17th Street
Denver, Colorado 80202

Ladies and Gentlemen:

         We have acted as counsel to Public Service Company of Colorado, a Colorado corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale of up to $800,000,000 in aggregate principal amount of secured first collateral trust bonds of the Company (the "Bonds") to be issued pursuant to the Indenture (the "Indenture"), dated as of October 1, 1993, between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), as successor trustee (the "Trustee"). The Bonds may be issued in one or more series from time to time pursuant to the provisions of Rule 415 under the Securities Act.

         In connection with this opinion, we have examined a copy of the Registration Statement and such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         Based on the foregoing examination, and subject to the qualifications and limitations contained herein, we are of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Colorado.

         2. When (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act; (ii) a prospectus supplement with respect to a particular series of Bonds has been filed with



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the Commission in compliance with the Securities Act and the rules and regulations thereunder; and (iii) all orders, consents or other authorizations of the Colorado Public Utilities Commission required for the valid issuance and sale of Bonds of such series have been obtained, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of such series of Bonds.

         3. When (i) a purchase contract setting forth the price and other terms and conditions relating to the issue and sale of a particular series of Bonds (a "Purchase Agreement") has been approved by the Company in accordance with the resolutions adopted by the Board of Directors relating to the Registration Statement and (ii) a supplemental indenture to the Indenture has been duly executed and delivered by the Company and the Trustee establishing the terms and conditions of a particular series of Bonds, such series of Bonds will have been duly authorized by the Company.

         4. Upon the execution and filing with the Trustee of the proper papers with respect to the Bonds of a particular series, the Bonds of such series will be issuable under the terms of the Indenture.

         5. When (i) such series of Bonds have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations, the Purchase Agreement, the supplemental indenture with respect thereto and the instruments referred to in paragraph 4 above, (ii) such supplemental indenture shall have been duly recorded, and (iii) the purchase price specified in the Purchase Agreement for such series of Bonds shall have been received by the Company, the Bonds of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits of the Indenture on a parity with the securities of other series which may be thereafter issued pursuant to the terms of the Indenture (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

         We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the securities to be registered pursuant to the Registration Statement.

         Our opinion expressed above is limited to the laws of the State of New York and the State of Colorado, and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the headings "Description of the First Collateral Trust Bonds," "Description of the 1939 Mortgage" and "Legal Opinions" in the prospectus forming a part of the Registration Statement.


                                      Very truly yours,


                                      /s/ LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.


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